CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 22, 2008 relating to the financial statements of Map Financial Group, Inc. and our report dated June 4, 2008 relating to the combined financial statement of Financial Services Inc. and Affiliates.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Frumkin, Lukin & Zaidman CPAs’ P.C.

Frumkin, Lukin & Zaidman CPAs’ P.C.

Certified Public Accountants

Rockville Centre, New York

December 11, 2008